Exhibit 10.2



                       OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this Security purchased in its entirety by Globix Corporation (the "Issuer") pursuant to Section 1015 or 1016 of the Indenture, check the box:

         [ ]

         If you want to elect to have only a part of this Security purchased by the Issuer pursuant to Section 1015 or Section 1016 of the Indenture, state the amount:

         $------------

Dated:

Your Signature: ______________________________________________________________
                           (Sign exactly as name appears on the Security)

Signature Guarantee: ___________________________________________________________
                           (Signature must be guaranteed by an eligible
                           Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.)